Exhibit 1.2
(Translation)
REGULATIONS OF THE BOARD OF DIRECTORS
OF
CANON INC.
(Purpose)
     Article 1. With respect to the procedure for convening a meeting of the Board of Directors of the Company and method of adopting resolutions, etc., these Regulations shall govern in accordance with the Articles of Incorporation.
(Organization)
     Article 2. The Board of Directors shall be organized by all of the Directors.
     2. The Corporate Auditors of the Company must attend the meeting of the Board of Directors and express their opinions when they deem it necessary.
(Duties)
     Article 3. The Board of Directors shall make decisions on the execution of important business affairs of the Company and shall supervise the execution of duties of the Directors.
     2. The Board of Directors shall receive reports on the state of execution of business affairs from the Chairman-and-Director, the President-and-Director or a Director appointed by them, at least once in every three months.
(Convening of meeting)
     Article 4. A meeting of the Board of Directors shall be convened whenever necessary.
(Person to convene meeting)
     Article 5. A meeting of the Board of Directors shall be convened by the Chairman-and-Director or the President-and-Director.
     2. In case the Chairman-and-Director and the President-and-Director are unable to act, such meeting shall be convened by another Director in accordance with the order prescribed in advance by the Board of Directors.
     3. Any Director or Corporate Auditor of the Company may request to convene a meeting of the Board of Directors by presenting the subject of such meeting to the person having power to convene a meeting.
(Convening procedure)
     Article 6. Notice for convening a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor of the Company not later than three (3) days before the date of the meeting; provided, however, in case of urgent necessity, this period may be shortened.
     2. A meeting of the Board of Directors may be held without going through the procedure under the preceding paragraph, with the consent of all the Directors and the Corporate Auditors of the Company.
(Chairmanship)
     Article 7. Chairmanship of a meeting of the Board of Directors shall be assumed by the Chairman-and-Director or the President-and-Director.
     2. If the Chairman-and-Director and the President-and-Director are unable to act, such chairmanship shall be assumed by another Director in accordance with the order prescribed in advance by the Board of Directors.

(Resolutions)
     Article 8. Resolutions of the Board of Directors shall be adopted by a majority of the votes of the Directors present at a meeting at which a majority in number of the Directors entitled to vote are present.
     2. Directors having special interest in any resolution under the preceding paragraph shall not participate in its voting.
     3. Notwithstanding the Article 8-1, a resolution of the Board of Directors shall be deemed to have been adopted if all the Directors have declared their intention to agree to the matters which are the subjects of resolutions of the Board of Directors in writing or by electromagnetic record, unless the Corporate Auditors of the Company have raised an objection.
(Presence of persons other than Directors and Corporate Auditors)
     Article 9. If the Board of Directors deems it necessary, any person other than the Directors and the Corporate Auditors of the Company may be required to attend the meeting of the Board of Directors to give their opinion or explanation.
(Matters for resolution)
     Article 10. The matters for resolution of the Board of Directors shall be as follows:
1.	Matters relating to general meeting of shareholders and shares:
(1)	Convening of a general meeting of shareholders. (Corporation Law, Art. 298)

(2)	Propositions to be submitted to a general meeting of shareholders.

(3)	Approval of non-consolidated financial statements, business report and their accompanying detailed statements. (Corporation Law, Art. 436)

(4)	Approval of consolidated financial statements. (Corporation Law, Art. 444)

(5)	Interim dividends. (Corporation Law, Art. 454)

(6)	Issuance of subscribed shares. (Corporation Law, Art. 199)

(7)	Division of shares and increase of the total number of shares issuable in connection with such division. (Corporation Law, Art. 183, 184)

(8)	Acquisition of its own shares pursuant to the provision of the Articles of Incorporation. (Corporation Law, Art. 165)

(9)	Retirement of its own shares. (Corporation Law, Art. 178)

(10)	Decrease of the number of shares to constitute one unit of shares or abolition of the provision concerning the unit of shares. (Corporation Law, Art. 195)

(11)	Issuance of share acquisition rights. (Corporation Law, Art. 238)

(12)	Retirement of share acquisition rights. (Corporation Law, Art. 276)

(13)	Designation of the record date. (Corporation Law, Art. 124)

2.	Matters relating to Directors:
(1)	Appointment and removal of Representative Directors. (Corporation Law, Art. 362)

(2)	Appointment and removal of Directors with specific titles.

(3)	Determination of the order of Directors.

(4)	Approval of Directors’ competitive transactions. (Corporation Law, Art. 356)

(5)	Approval of transactions between the Company and Directors, and approval of transactions which may cause a conflict of interest between the Company and Directors. (Corporation Law, Art. 356)
3.	Matters relating to Executive Officers:
(1)	Appointment and removal of Executive Officers. (Corporation Law, Act. 362)

(2)	Establishment, amendment and repeal of regulations regarding Executive Officers.
4.	Matters relating to organization:
(1)	Establishment, alteration and abolition of business places and other important organizations. (Corporation Law, Art. 362)

(2)	Approval of gist of important rules and regulations.
5.	Matters relating personnel affairs:
(1)	Decision on important personnel affairs within the Company. (Corporation Law, Art. 362)

(2)	Assignment of officers to important subsidiaries and affiliated companies.
6.	Matters relating to assets of financial affairs:
(1)	Disposition, acquisition through assignment and leasing and renting of important property. (Corporation Law, Art.362)

(2)	Lending of a large amount of money.
7.	Matters relating to indebtedness:
(1)	Borrowing of a large amount of money and guarantee of obligations. (Corporation Law, Art. 362)

(2)	Issuance of bonds for subscription and bonds with share acquisition rights. (Corporation Law, Arts. 238, 676)
8.	Basic matters of management:
(1)	Establishment, amendment and repeal of basic policy for formulation of the internal control system. (Corporation Law, Art. 362)

(2)	Outline of management plans.

(3)	Decision on important policies relating to manufacture and sales.

9.	Others:
(1)	Matters relating to important litigations.

(2)	Establishment, amendment and repeal of regulations for handling of shares.

(3)	Establishment, amendment and repeal of regulations of the Board of Directors.

(4)	Matters as to which the Board of Directors has been authorized by a general meeting of shareholders to make decision.

(5)	Other important matters relating to execution of business.

(6)	In addition to the matters listed above, the matters provided for in laws, ordinances or the Articles of Incorporation.
(Minutes)
     Article 11. With regard to the proceedings of a meeting of the Board of Directors, an outline and the results thereof, and other matters provided by laws or ordinances shall be recorded in minutes and such minutes, affixed with the names and seals of the Directors and the Corporate Auditors of the Company present, shall be kept on file at the Company’s head office for 10 years from the date of the Board of Directors meeting.
(Notice to absentees)
     Article 12. The proceedings in outline and the results of the meeting of the Board of Directors shall be notified to the Directors and the Corporate Auditors of the Company absent from the meeting.
Supplementary Provisions
These regulations shall become effective as from March 30, 1993.
(Partly amended on April 15, 1998)
(Partly amended on April 1, 1999)
(Partly amended on October 29, 2001)
(Partly amended on March 28, 2003)
(Partly amended on March 31, 2004)
(Partly amended on June 27, 2006)
(Partly amended on March 29, 2007)
(Partly amended on January 30, 2008)